UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2010

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously reported in the reports filed by Hewlett-Packard Company (“HP”) under the Securities Exchange Act of 1934, as amended, Electronic Data Systems Corporation (“EDS”), a company that HP acquired in August 2008, and EDS Limited (UK) (“EDS UK”), one of EDS’s subsidiaries, are defendants in litigation filed in the United Kingdom by Sky Subscribers Services Limited and British Sky Broadcasting Limited (collectively, “BSkyB”) in 2004 alleging deceit, negligent misrepresentation, negligent misstatement and breach of contract.  The claims arose out of a customer relationship management project that was awarded to EDS in 2000, the principal objective of which was to develop a customer call center in Scotland.  On January 26, 2010, the court issued a decision finding EDS UK liable to BSkyB for deceit in one area of the claim, for negligent misrepresentation and negligent misstatement in another area of the claim, and for breach of contract.  The court also dismissed all of BSkyB’s other claims.  The court will issue a final quantification of damages at a later date.  HP plans to seek leave from the court to appeal the decision.  HP previously established a reserve in connection with this matter and believes that the reserve remains materially adequate.  HP will continue to evaluate that reserve pending final resolution of this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: January 26, 2010	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary